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                                                            EXHIBIT 21
                     SUBSIDIARIES OF REGISTRANT


SUBSIDIARIES OF UNITED HEALTHCARE CORPORATION      STATE OF
                                                   INCORPORATION
NAME                                               OR ORGANIZATION
----                                               ---------------

United HealthCare Services, Inc. (1)               Minnesota
United Health and Life Insurance Company (2)       Minnesota
United Behavioral Systems, Inc. (3)                Minnesota
United Behavioral Systems, Inc.                    Iowa
United Behavioral Health of New York, I.P.A. Inc.  New York
United HealthCare of Georgia, Inc.                 Georgia
United HealthCare of Utah                          Utah
PrimeCare Health Plan, Inc.                        Wisconsin
United HealthCare of Ohio, Inc.                    Ohio
United HealthCare Insurance Company of Ohio        Ohio
United HealthCare of New England, Inc.             Rhode Island
United HealthCare of the Midlands, Inc.            Nebraska
United HealthCare of Illinois, Inc. (4)            Delaware
United HealthCare Insurance Company of Illinois    Illinois
United HealthCare South, Inc.                      Alabama
United HealthCare of Florida, Inc.                 Florida
United HealthCare of Alabama-FQ, Inc.              Alabama
United HealthCare Network, Inc.                    Alabama
United HealthCare of Arkansas, Inc.                Arkansas
United HealthCare of Mississippi, Inc.             Mississippi
United HealthCare of Tennessee, Inc.               Tennessee
United HealthCare of Alabama, Inc.                 Alabama
United HealthCare of Louisiana, Inc.               Louisiana
United HealthCare of the Midwest, Inc.             Missouri
United HealthCare Plans of Puerto Rico, Inc.       Puerto Rico
UHC Overseas R.S.A., Inc.                          Delaware
UHC International Holdings, Inc.                   Delaware
UHC Holdings R.S.A., L.L.C.                        Delaware
The MetraHealth Insurance Company                  Connecticut
MetraHealth Care Management Corporation            Delaware
United HealthCare Insurance Company of New York    New York
The MetraHealth Employee Benefits Company, Inc.    Connecticut
ProAmerica Managed Care, Inc.                      Texas
The MetraHealth Care Network, Inc.                 Delaware
U.S. Behavioral Health                             California
United HealthCare of Upstate New York, Inc.        New York
United HealthCare of Texas, Inc.                   Texas
U.S. Behavioral Health Plan, California            California
United HealthCare Service Corp.                    New York
United HealthCare Administrators, Inc.             Connecticut
United HealthCare of Arizona, Inc.                 Arizona
United HealthCare of California, Inc.              California
United HealthCare of Colorado, Inc.                Colorado
MetraHealth Care Plan of Kansas City, Inc.         Missouri
United HealthCare of New Jersey, Inc.              New Jersey

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SUBSIDIARIES OF UNITED HEALTHCARE CORPORATION      STATE OF
                                                   INCORPORATION
NAME                                               OR ORGANIZATION
----                                               ---------------

United HealthCare of New York, Inc.                New York
Applied HealthCare Informatics, Inc.               Delaware
United HealthCare of Virginia, Inc.                Virginia
PHP, Inc.                                          North Carolina
Optum Services, Inc.                               Ontario, Canada
United HealthCare (Deutschland) GmbH               Germany
HealthWise of America, Inc.                        Delaware
United HealthCare of the MidAtlantic, Inc.         Maryland
HealthWise of Kentucky, Ltd.                       Kentucky

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1.    Also doing business as United HealthCare Services of Minnesota, Inc.
      Previously doing business as "UHC Management Company, Inc.",
      "Charter Med, Incorporated", "Charter HealthCare, Inc.", Charter Med, Inc. of Minnesota" and "Charter Med, Incorporated of Minnesota." Also doing business as "United HealthCare Services of Minnesota, Inc., "Healthmarc", "EverCare", "Employee Performance Design", "HealthCare Evaluation Services", "Managed Care for the Aged", "United HealthCare", "United HealthCare Corporation", "United HealthCare Management Company, Inc.", "United HealthCare Management", "UMC Management Company, Inc.", "Personal Decision Services", "UHC Management and Administrators", "United Resource Networks", "Health Pro", "Institute for Human Resources", "The Long Term Care Group" and "Health Professionals Review", "United HealthCare of Illinois, Inc." and "UHC of Illinois, Inc."
2.    Also doing business as "UHC Insurance Company."
3. Also doing business as "United Behavioral Clinics" and "Positive Focus Professional Counseling Associates."
4.    Also doing business as "Chicago HMO Ltd."